EXHIBIT 21



                       SIGNAL APPAREL COMPANY, INC.


                      SUBSIDIARIES OF THE REGISTRANT
                           AS OF MARCH 24, 1995



Name                                    State of Incorporation
- ----                                    ----------------------

American Marketing Works, Inc.          Delaware
The Shirt Shed, Inc.                    Delaware